UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) (March 11, 2021)

COLGATE-PALMOLIVE COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CL	New York Stock Exchange
0.000% Notes due 2021	CL 21A	New York Stock Exchange
0.500% Notes due 2026	CL 26	New York Stock Exchange
1.375% Notes due 2034	CL 34	New York Stock Exchange
0.875% Notes due 2039	CL 39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2021, the Board of Directors (the “Board”) of Colgate-Palmolive Company (“Colgate”) elected Kimberly A. Nelson, former Senior Vice President, External Relations of General Mills, Inc. (“General Mills”), to the Colgate Board.  Ms. Nelson, 58, will bring extensive leadership experience, in-depth knowledge of the fast-moving consumer goods industry and a strong focus on sustainability and social responsibility to Colgate’s Board.  Ms. Nelson joined General Mills in 1988 and held several senior brand and general management roles before becoming Senior Vice President, External Relations in 2010.  She retired from General Mills in 2018.  Ms. Nelson will receive compensation as a non-employee director in accordance with Colgate’s director compensation program described in Colgate’s proxy statement filed with the Securities and Exchange Commission on March 25, 2020.

On March 11, 2021, Dr. Helene D. Gayle, 65, advised the Board that she will not stand for reelection to the Board at the Annual Meeting of Stockholders to be held on May 7, 2021, in light of her desire to retire as a director at the end of her current term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: March 11, 2021	By: /s/ Jennifer M. Daniels
Name: Jennifer M. Daniels
Title: Chief Legal Officer and Secretary